UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2020

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

400 Continental Blvd, Suite 500

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2020, certain subsidiaries of Landmark Infrastructure Partners LP (the “Partnership”) entered into a master note purchase and participation agreement, dated as of January 15, 2020 (the “Note Purchase and Participation Agreement”), by and among LMRK Issuer Co. LLC (“LMRK Issuer”), 2019-1 TRS LLC (“LMRK Co-Issuer” and, together with the LMRK Issuer, the “LMRK Co-Issuers”), LD Acquisition Company 8 LLC (“LD-8”), LD Acquisition Company 9 LLC (“LD-9”), LD Acquisition Company 10 (“LD-10”), LD Tall Wall II LLC (“Tall Wall II” and, together with the LMRK Co-Issuer, LD-8, LD-9 and LD-10, the “Project Companies” and, together with the LMRK Issuer, the “Obligors”) and certain purchasers party thereto, and a related series supplement. The description of the Note Purchase and Participation Agreement set forth in Item 2.03 of this Report is incorporated herein by reference.

Collateral Trust Indenture

In connection with the issuance and sale of the Notes (defined below), the Obligors entered into a collateral trust indenture and security agreement, dated as of January 15, 2020 (the “Collateral Trust Indenture”), with Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). Pursuant to the Collateral Trust Indenture, the Indenture Trustee will administer the collateral (including a letter of credit) in the manner set forth in the Indenture.

Management Agreement

In connection with the issuance and sale of the Notes, the Obligors entered into a management agreement, dated as of January 15, 2020 (the “Management Agreement”), with Landmark Infrastructure Partners GP LLC, as manager (the “Project Manager”). The Project Manager is the general partner of the Partnership. Pursuant to the Management Agreement, the Project Manager will perform, on behalf of the Project Companies, those functions reasonably necessary to maintain, manage and administer the Project Sites (defined below).

The above summaries of the Collateral Trust Indenture and the Management Agreement are qualified in their entirety by reference to the complete terms and provisions of the Collateral Trust Indenture and the Management Agreement filed herewith as Exhibit 10.1 and 10.3, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2020, the LMRK Co-Issuers issued, on a joint and several basis, $170,000,000 aggregate principal amount of 3.90% Series A Senior Secured Notes due January 14, 2027 (the “Notes”), pursuant to the Note Purchase and Participation Agreement and a series supplement thereto, dated as of January 15, 2020 (the “Series A Supplement” and, together with the Note Purchase and Participation Agreement as amended, supplemented or otherwise modified by the Series A Supplement, the “Note Purchase Agreement”), by and among the Obligors and the purchasers party thereto. Each Obligor is an indirect, wholly-owned special purpose subsidiary of the Partnership. In connection with the issuance and sale of the Notes, LMRK Guarantor Co LLC (“LMRK Issuer Holdco”) and 2019-1 Co-Guarantor LLC (“LMRK Co-Issuer Holdco” and, together with LMRK Issuer Holdco, the “LMRK Holdcos”), each an indirect, wholly-owned subsidiary of the Partnership and the direct parent of the LMRK Issuer and LMRK Co-Issuer, respectively. LMRK Issuer Holdco’s only material asset is its equity interest in the LMRK Issuer and LMRK Co-Issuer Holdco’s only material asset is its equity interest in the LMRK Co-Issuer. The Notes are obligations solely of the Obligors and the LMRK Holdcos and are not guaranteed by the Partnership or any affiliate of the Partnership other than the Obligors and the LMRK Holdcos. The LMRK Co-Issuers used the proceeds of the Notes after deducting for transaction costs to repay in full the Series 2016-1 Secured Tenant Site Contract Revenue Notes, Class A and Class B (the “2016 Secured Notes”) previously issued by the LMRK Issuer on June 16, 2016 and pay down a portion of the Partnership’s current revolving credit facility balance. The unamortized costs and the prepayment premium related to the 2016 Secured Notes will be recorded as expenses in the first quarter of fiscal 2020.

The Notes were issued in one single class as indicated in the table below. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase and Participation Agreement. Certain terms of the Notes are indicated in the table below.

	Initial Principal Balance	Note Rate	Maturity Date	Rating (DBRS)
Series A Senior Secured Notes	$170,000,000	3.90%	January 14, 2027	BBB

The LMRK Holdcos and the Obligors are special purpose entities that are prohibited from owning any assets other than, in the case of LMRK Issuer Holdco, its equity interest in the LMRK Issuer, in the case of LMRK Co-Issuer Holdco, its equity interest in the LMRK Co-Issuer, in the case of the LMRK Issuer, its equity interest in the Project Companies (other than the LMRK Co-Issuer), in the case of the Project Companies (including the LMRK Co-Issuer), their rights in respect of certain Project Sites (the “Project Sites”) and related Project Documents, and, in each case, related assets, or from incurring any debt other than as contemplated by the Note Purchase and Participation Agreement. Under the Note Purchase and Participation Agreement, the Obligors will be permitted to issue new and additional notes under certain circumstances, including so long as the debt service coverage ratio (measured for the most recently ended period of 12 consecutive months and on a forward-looking pro forma basis) of the LMRK Co-Issuers is at least 1.50 to 1.00.

The Notes are secured by (1) a collateral assignment of all of the Project Documents and their related cash flows, (2) a security interest in substantially all of the personal property of the Obligors and (3) the rights of the Obligors under the Management Agreement. The LMRK Co-Issuers’ equity interest in the Original Project Companies and the Holdcos’ equity interests in the LMRK Co-Issuers have been pledged to secure repayment of the Notes. In addition, if the debt service coverage ratio (measured for the most recently ended period of 12 consecutive months) is less than 1.30:1.00, the Obligors grant the right for the Indenture Trustee to record the collateral assignment of leases and rents or any other security document (including mortgages and deeds of trust) on all of the Project Sites.

Amounts due under the Notes will be paid solely from the cash flows generated from the operations of the Project Sites. The LMRK Co-Issuers are required to make monthly payments of interest, on the Notes, commencing on February 29, 2020 and scheduled payments of principal, on the Notes, commencing January 2023. No other payments of principal will be required to be made prior to the maturity date on January 14, 2027. However, an “amortization period” will commence (at the option of the related noteholder) if the debt service coverage ratio (measured for the most recently ended period of 12 consecutive months) falls below 1.30 to 1.00 on such calculation date. During an amortization period, excess cash flow will applied to repay the applicable Notes.

The Notes may be prepaid in whole or in part at any time, provided such payment is accompanied by the applicable make-whole amount. Except in certain limited circumstances described in the Note Purchase and Participation Agreement, prepayments (other than scheduled amortization payments) made more than twelve (12) months prior to the maturity date of the Notes are required to be accompanied by the applicable make-whole amount. The LMRK Co-Issuers will be required to prepay the Notes (without any make-whole amount) at the option of the holders of the Notes following certain change of control transactions.

The Note Purchase and Participation Agreement includes covenants customary for notes issued in rated securitizations. Among other things, the Obligors are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the LMRK Holdcos and the Obligors contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that they maintain an independent director.

Pledge and Security Agreement

Also in connection with the issuance and sale of the Notes, LMRK Issuer and the LMRK Holdcos entered into a pledge and security agreement, dated as of January 15, 2020 (the “Pledge Agreement”). Pursuant to the Pledge Agreement, LMRK Issuer Holdco grants a security interest and pledges the equity interests it holds in LMRK Issuer, LMRK Co-Issuer Holdco grants a security interest and pledges the equity interests it holds in LMRK Co-Issuer and LMRK Issuer pledges the equity interests it holds in each Project Company (other than the LMRK Co-Issuer), in each case, as security for those payments.

The above summaries of the Note Purchase and Participation Agreement, Series A Supplement and the Pledge Agreement are qualified in their entirety by reference to the complete terms and provisions of the Note Purchase and Participation Agreement, Series A Supplement and Pledge Agreement filed herewith as Exhibit 4.1, 4.2 and 10.2, respectively.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

4.1	Note Purchase and Participation Agreement, dated as of January 15, 2020, by and among LMRK Issuer Co. LLC, 2019-1 TRS LLC, LD Acquisition Company 8 LLC, LD Acquisition Company 9 LLC, LD Acquisition Company 10 LLC and LD Tall Wall II LLC collectively as Obligors, and the purchasers party thereto.

4.2	Series A Supplement, dated as of January 15, 2020, by and among Wilmington Trust, National Association, as Indenture Trustee, and LMRK Issuer Co. LLC, 2019-1 TRS LLC, LD Acquisition Company 8 LLC, LD Acquisition Company 9 LLC, LD Acquisition Company 10 LLC and LD Tall Wall II LLC collectively as Obligors, and the purchasers party thereto.

10.1	Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020, by and among Wilmington Trust, National Association, as Indenture Trustee, and LMRK Issuer Co. LLC, 2019-1 TRS LLC, LD Acquisition Company 8 LLC, LD Acquisition Company 9 LLC, LD Acquisition Company 10 LLC and LD Tall Wall II LLC collectively as Obligors.

10.2	Pledge and Security Agreement, dated as of January 15, 2020, by and among LMRK Guarantor Co. LLC, 2019-1 Co-Guarantor LLC and LMRK Issuer Co. LLC and Wilmington Trust, National Association.

10.3	Management Agreement, dated as of January 15, 2020, by and among Landmark Infrastructure Partners GP LLC, as Project Manager, and LMRK Issuer Co. LLC, 2019-1 TRS LLC, LD Acquisition Company 8 LLC, LD Acquisition Company 9 LLC, LD Acquisition Company 10 LLC and LD Tall Wall II LLC collectively as Obligors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: January 21, 2020	By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer